Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Scott Gallagher, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

1.	The quarterly report on Form 10-Q of Waste Energy Corp. for the period ended June 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Waste Energy Corp.

August 13, 2025

/s/ Scott Gallagher
Scott Gallagher
President
(Principal Executive Officer)